Exhibit 99.2

SPECIALTY PIPE, & TUBE, INC. Condensed Financial Statements

For the Three Months Ended October 31, 2014 and 2013 (Unaudited)

SPECIALTY PIPE & TUBE, INC.

Table of Contents

Financial Statements:

Condensed Balance Sheets	1

Condensed Statements of Operations	2

Condensed Statement of Changes in Invested Equity	3

Condensed Statements of Cash Flows	4

Notes to Condensed Financial Statements	5-6

SPECIALTY PIPE & TUBE, INC.
Condensed Balance Sheets

	October 31,	July 31,
	2014	2014
	(Unaudited)	(Audited)
Assets
Current assets:
Cash	$101	$101
Accounts receivable, less allowance for doubtful accounts
of $90,700 and $86,700, respectively	2,931,433	3,419,267
Raw material inventories, net	16,381,600	18,096,103
Prepaid expenses and other current assets	1,302	1,302
Total current assets	19,314,436	21,516,773

Property and equipment, net of accumulated depreciation
of $742,900 and $729,200 respectively	2,946,171	2,944,097

Other assets:
Goodwill	4,103,082	4,103,082
Intangible assets, net	2,119,222	2,256,661

Total assets	$28,482,911	$30,820,613

Liabilities and Invested Equity
Current liabilities:
Accounts payable	$1,096,920	$3,131,988
Deferred income taxes, current	2,894,059	2,894,059
Accrued expenses and other current liabilities	561,385	1,218,142
Total current liabilities	4,552,364	7,244,189

Deferred income taxes	1,297,080	1,297,080
Total liabilities	5,849,444	8,541,269

Invested equity	22,633,467	22,279,344

Total liabilities and invested equity	$28,482,911	$30,820,613

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.
Condensed Statements of Operations

	Three Months Ended
	Oct 31, 2014	Oct 31, 2013
	(Unaudited)	(Unaudited)

Net sales	$8,231,042	$7,147,904

Cost of sales	5,401,348	4,641,941
Gross profit	2,829,694	2,505,963

Selling expense	72,217	69,884
General and administrative expense	836,876	876,577
Depreciation and amortization expense	151,170	209,609

Income before income taxes	1,769,431	1,349,893
Provision for income taxes	603,000	460,000

Net income	$1,166,431	$889,893

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.
Condensed Statement of Changes in Invested Equity
Three Months Ended October 31, 2014

Invested
Equity

Balance at July 31, 2014 (audited)	$22,279,344

Net income (unaudited)	1,166,431

Net distributions to owner (unaudited)	(812,308)

Balance at October 31, 2014 (unaudited)	$22,633,467

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.
Condensed Statements of Cash Flows

	Three Months Ended
	Oct 31, 2014	Oct 31, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,166,431	$889,893
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	151,170	209,609
Provision for losses on accounts receivable	3,996	3,519
Changes in operating assets and liabilities:
Accounts receivable	483,838	446,572
Inventories	1,714,503	855,052
Accounts payable	(2,035,068)	544,884
Accrued expenses	(656,758)	(584,033)
Net cash provided by operating activities	828,112	2,365,496

Cash flows from investing activities:
Purchases of property, plant and equipment	(15,804)	(10,367)
Net cash used by investing activities	(15,804)	(10,367)

Cash flows from financing activities:
Net distributions to owner	(812,308)	(2,355,129)
Net cash used by financing activities	(812,308)	(2,355,129)
Net increase (decrease) in cash	—	—
Cash, at beginning of year	101	100
Cash, at end of year	$101	$100

The accompanying notes are an integral part of these financial statements.

SPECIALTY PIPE & TUBE, INC.

Notes to Condensed Financial Statements

October 31, 2014 (Unaudited)

1.	Summary of Significant Accounting Policies

Nature of Operations - Specialty is a wholly owned subsidiary of The Davidson Group ("Davidson"), a Delaware Corporation. In 2007, Specialty was acquired by Ferguson, a subsidiary of Wolseley, as part of Ferguson's acquisition of Davidson. Specialty is a leading master distributor of hot finish, seamless carbon steel pipe and tubing with an emphasis on large outside diameters and exceptionally heavy wall thicknesses. Specialty primarily serves North American pipe and tube distributors, with a small amount of direct-to-customer orders. Most of Specialty's products are sold in the United States.

Basis of Presentation - The accompanying unaudited condensed carve-out financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included as required by Regulation S-X, Rule 10-01. Operating results for the three month periods ended October 31, 2014 and 2013 are not necessarily indicative of the results that may be expected for the year ending July 31, 2015. For further information, refer to the audited financial statements and notes thereto included in this filing on Form 8-K/A for the year ended July 31, 2014.

Specialty is an integrated business of Ferguson. The accompanying carve-out financial statements represent the assets, liabilities, revenue, and expenses directly attributed to Specialty, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows of Specialty on a stand-alone basis. The allocation methodologies have been described within the notes to the financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of Specialty in the future or what they would have been had Specialty been a separate, stand-alone entity during the periods presented.

2.	Income Taxes

Taxable income generated by Specialty has been included in the consolidated federal income tax returns of Ferguson and certain of its state income tax returns. Income taxes have been allocated to Specialty in the accompanying unaudited combined financial statements as if Specialty filed separate income tax returns. Management believes the assumptions underlying its allocations of income taxes on a separate return basis are reasonable. However, the amounts allocated for income taxes in the accompanying unaudited combined financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had Specialty been held within and operated as a separate stand-alone entity. The difference between the allocation of income taxes on a a separate return basis and the actual income tax payments made or received by Specialty has been reflected as an adjustment to invested equity.

The income taxes allocated to Specialty do not include unrecognized tax benefits due to the nonexistence of uncertain tax positions.

3.	Invested Equity

Wolseley and its subsidiary, Ferguson, provide certain management and administrative services to Specialty. The costs of such services are reflected in appropriate categories in the accompanying statements of operations for the three month periods ended October 31, 2014 and 2013. Additionally, Ferguson performs cash management functions on behalf of Specialty. Substantially all of Specialty's cash balances are swept to Ferguson on a daily basis, where they are managed and invested by Ferguson. As a result, all of the charges and cost allocations covered by these centralized cash management functions were deemed to have been paid by Specialty to Ferguson, in cash, during the period in which the cost was recorded in the financial statements. In addition, all of Specialty's cash receipts were advanced to Ferguson as they were received.

SPECIALTY PIPE & TUBE, INC. Notes to Financial Statements (Unaudited), continued

The excess of cash receipts advanced over the charges and cash allocation is reflected as net cash distributions to Ferguson in the statements of invested equity and cash flows.

Specialty considers all transactions with Ferguson to be financing transactions, which are presented as net cash distributions to owner in the accompanying statements of cash flows.

The significant components of the net cash distributions to Ferguson include customer payments and other cash receipts, expense allocations and accounts payable and other payments.

4.	Subsequent Events

On November 21, 2014, Synalloy entered into the SPA with Davidson to purchase all of the outstanding stock of Specialty for $31,500,000, subject to post-closing working capital adjustments. Davidson will also have the potential to receive earn-out payments up to a total of $5,000,000 if Specialty achieves targeted sales revenue over a two year period following closing.

Specialty has evaluated its subsequent events through February 2, 2015, the date that the accompanying unaudited condensed carve-out financial statements were available to be issued.